UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)        September 29, 2005

NATURAL HEALTH TRENDS CORP.

(Exact name of Company as specified in its charter)

Delaware	0-26272	59-2705336

(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

12901 Hutton Drive Dallas, TX		75234

(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code       (972) 241-4080

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;  Transfer of Listing.

         As a result of the management reorganization described under Item 5.02 below, the Audit Committee of Natural Health Trends Corp. (the "Company") is not comprised of three independent directors as required by Rule 4350(d)(2) of The Nasdaq Stock Market. Accordingly, on October 5, 2005 the Company notified the Nasdaq Staff of its non-compliance and that it intends to appoint an additional independent director to its Audit Committee in the near future.

Item 5.02.   Departure of Directors or Principal Officers;  Election of Directors;
                     Appointment of Principal Officers

         On September 29, 2005, the Board of Directors of the Company appointed Robert H. Hesse, a member of the Company's Board of Directors since July 2004, as the Company's Interim Chief Executive Officer effective October 3, 2005. The Company has also formed a search committee to identify and consider appropriate candidates to serve as the Company's Chief Executive Officer. While serving as the Company's Interim Chief Executive Officer, the Company will pay Mr. Hesse $2,000 per day plus reimbursement of out-of-pocket expenses.

         In addition, effective October 3, 2005, each of Mark D. Woodburn, the Company's President, and Terry L. LaCore, the Chief Executive Officer of the Company's Lexxus International, Inc. subsidiary, will no longer serve as officers of the Company due to their failure to cooperate with an investigation conducted by the Company's Audit Committee. The investigation was initiated in August 2005 and includes allegations of misconduct asserted by an unrelated third party arising out of a lawsuit involving Mr. LaCore and such unrelated third party. Although each of Messrs. Woodburn and LaCore have resigned as members of the Company's Board of Directors effective October 3, 2005, they will continue to be employed as the Company's Global Managing Director - Operations and Global Managing Director - Business Development, respectively. The Audit Committee's investigation is ongoing.

         The Company also created the Office of the Chief Executive which is comprised of Mr. Hesse, Chris Sharng, the Company's Executive Vice President and Chief Financial Officer, and Richard S. Johnson, the Company's President - Japan. The Office of the Chief Executive will be responsible for managing the day-to-day operations of the Company. Since Mr. Hesse will no longer be considered to be an independent director, he has resigned from the Company's Audit Committee. The Company's Nominating Committee will identify, review and evaluate appropriate candidates for appointment to the Board of Directors as independent directors.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.	Press Release of the Company dated October 6, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL HEALTH TRENDS CORP.
Date: October 6, 2005	By:	/s/ ROBERT H. HESSE
		Name:	Robert H. Hesse
		Title:	Interim Chief Executive Officer